EXHIBIT 5.1

                       AKERMAN, SENTERFITT & EIDSON, P.A.
                           350 East Las Olas Boulevard
                                   16th Floor
                         Fort Lauderdale, Florida 33301

June 7, 2000

nStor Technologies, Inc.
100 Century Boulevard
West Palm Beach, Florida 33417

     Re:   Registration  Statement on Form  S-3  (File  No.  333-
)

Gentlemen:

You have requested our opinion in connection with the above- referenced registration statement, (the "Registration Statement"), under which (i) Wishmasters Limited ("Wishmasters") intends to offer and sell in a public offering, from time to time, an aggregate of 6,000,000 shares of the common stock, $.05 par value per share (the "Common Stock"), of nStor Technologies, Inc. (the "Company") issued to such shareholder in connection with the Common Stock Purchase Agreement between the Company and Wishmasters and 100,000 shares of Common Stock issuable upon the exercise of a warrant issued to Wishmasters (collectively, the "Wishmaster Shares"); and (ii) Ladenburg Thalmann & Co. Inc. intends to offer and sell in a public offering, from time to time, an aggregate of 120,000 shares of Common Stock issuable upon the exercise of a warrant issued to Ladenburg Thalmann & Co. Inc. as a placement fee (together with the "Wishmaster Shares", the "Shares").

We have reviewed copies of the Restated Certificate of Incorporation, as amended, and Restated Bylaws of the Company, and have examined such corporate documents and records and other certificates, and have made such investigations of law, as we have deemed necessary in order to render the opinion hereinafter set forth.

Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,
                                   /s/ Akerman, Senterfitt & Eidson, P.A.
                                   Akerman, Senterfitt & Eidson, P.A.